Exhibit 13.2

CERTIFICATIONS

In connection with this Amendment No. 2 on Form 20-F/A to the annual report on Form 20-F of China Mobile Games and Entertainment Group Limited (the “Company”) for the year ended December 31, 2013 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), I, Ken Fei Fu Chang, Chief Financial Officer of the Company, certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that to my knowledge:

(1) The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2) The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: April 2, 2015

By:	/s/ Ken Fei Fu Chang
	Name:	Ken Fei Fu Chang
	Title:	Director and Chief Financial Officer